UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 10, 2011

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania		19103
(Address of Principal Executive Offices)		(Zip Code)

(215) 231 - 1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Radian Group Inc. (the “Company”) on May 16, 2011 (“Original 8-K”). This Amendment No. 1 is being filed to update the information provided in the Original 8-K, under “Item 5.07. Submission of Matters to a Vote of Security Holders,” regarding the voting results for the Company’s 2011 Annual Meeting of Stockholders held on May 11, 2011 (the “Annual Meeting”). The sole purpose of this Amendment No. 1 is to disclose the decision of the Company’s Board of Directors regarding how frequently the Company will conduct future non-binding, advisory votes on the overall compensation of the Company’s named executive officers.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously reported, consistent with the recommendation of the Company’s Board of Directors, the Company’s stockholders voted at the Annual Meeting in favor of holding future non-binding, advisory votes on the overall compensation of the Company’s named executive officers (“Say-on-Pay Vote”) on an annual basis. Accordingly, in light of these voting results and other considerations, on August 10, 2011, the Company’s Board of Directors approved an annual frequency for the Company’s Say-on-Pay Vote until the next stockholder advisory vote on the frequency of such Say-on-Pay Vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: August 11, 2011	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary